UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2016 (July 5, 2016)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 5, 2016, Jamie Weston resigned from the Board of Directors of American Power Group Corporation (the “Company”), effective July 11, 2016.

On July 5, 2016, the Board of Directors of the Company appointed James N. Harger to the Board of Directors, also effective July 11, 2016.
Mr. Harger, 58, is currently Senior Advisor to the CEO of Clean Energy and served as Chief Marketing Officer of Clean Energy from 2009 to 2014. He was the second employee of Pickens Fuel Corp. (the predecessor to Clean Energy) when he joined the company in 1997; managed and developed the company’s airport, solid waste, transit and truck markets; and later assisted in Clean Energy’s successful IPO which raised $120 million in 2007. In his current role, Mr. Harger is responsible for collaborating with shippers, for-hire carriers and private fleets in their transition to adopting natural gas trucks in their supply chains and operations. Some of his most notable customers include Anheuser-Bush, Dillon Transportation, Lowes, MillerCoors, Owens Corning, Procter & Gamble, Raven Transportation, Ruan Transportation, Saddle Creek and UPS. He has been involved in the natural gas business for over 30 years, the majority of which has been dedicated to marketing Natural Gas Vehicles and building fueling stations. Jim earned a BS in Civil Engineering from UCLA and an MBA from Pepperdine University

Mr. Harger was appointed to the Board of Directors with the consent of the holders of a majority of the Company’s Series D Convertible Preferred Stock, pursuant to an amended and restated voting agreement entered into by the Company on January 8, 2016, upon the issuance of the Series D Preferred Stock. Under this agreement, Mr. Harger serves as a director in the discretion of the holders of a majority of the Series D Preferred Stock.

Subject to the approval of the Board of Directors, the Company has agreed to grant Mr. Harger an option under the Company’s 2016 Stock Option Plan to purchase 250,000 shares of the Company’s common stock. The exercise price per share of the option will be equal to the closing price of the common stock on the date of grant. The option will vest over a period of 18 months from the date of grant and will remain exercisable for a period of five years. The Company has also agreed, subject to the approval of the Board of Directors, to grant Mr. Harger options to purchase up to 1,250,000 additional shares of common stock over a period of two years upon the achievement of certain milestones.

Item 7.01.	Regulation FD Disclosure

On July 12, 2016, the Company will issue a press release announcing the matters described in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

10.1	Amended and Restated Voting Agreement dated January 8, 2016, among American Power Group Corporation and the investors named therein.

99.1        Press Release of American Power Group Corporation dated July 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: July 11, 2016